EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY


                                                        STATE OF
          NAME                                       INCORPORATION
          ----                                       -------------
ADCT, Inc                                                Florida
Capital Staffing Fund, Inc.                              Florida
Co-Staff, Inc.                                           California
Employees Insurance Services, Inc.                       Florida
Employment Consultants, Inc.                             Wisconsin
Guardian Employer East, LLC                              Delaware
Guardian Employer West, LLC                              Delaware
Mass Staffing, Inc.                                      Florida
OutSource Franchising, Inc.                              Florida
OutSource Funding corporation                            Delaware
OutSource International of America, Inc.                 Florida
OutSource of Nevada, Inc.                                Nevada
Staff All, Inc.                                          Florida
Synadyne I, Inc.                                         Florida
Synadyne II, Inc.                                        Florida
Synadyne III, Inc.                                       Florida
Synadyne IV, Inc.                                        Florida
Synadyne V, Inc.                                         Florida
X-tra Help, Inc.                                         California